Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

ASSET PURCHASE AGREEMENT

by and among

MODE MOBILE, INC.
as Purchaser

LUNI SAS
as Company or Seller

ADRIEN MINIATTI
as Seller Representative

Dated March 2, 2026

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "***Agreement***"), dated as of March 2, 2026, is made by and among Mode Mobile, Inc., a Delaware corporation ("***Purchaser***"), Luni SAS, a company incorporated under the laws of France ("***Company***" or the "***Seller***"), Adrien Miniatti, an individual residing in France (the "***Seller Representative***"). Each of Purchaser, Company and the Seller Representative is referred to herein as a "***Party***" and collectively as, the "***Parties***." Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in **Exhibit B** attached hereto.

RECITALS

WHEREAS, Company has its principal place of business in France and is engaged in the business of information technology development and services with respect to a mobile application called **QRCode** based on Apple's iOS operating system, which are each available for download as of the date hereof at: https://apps.apple.com/fr/app/qr-code/id1200318119 ("***Company's App***"). The portion of Company's business consisting of, based on, or relating to Company's App is referred to herein as the "***Business***"; and

WHEREAS, the Seller Representative owns 100% of the legal and beneficial ownership interests in Company;

WHEREAS, Company wishes to sell and assign to Purchaser, and Purchaser wishes to purchase and assume from Company, substantially all of the assets, and no liabilities of the Business, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
PURCHASE AND SALE

Section 1.01 Agreement to Purchase and Sell. At Closing, and subject to the terms and conditions of this Agreement, Company hereby agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and accept from Company, all of Company's right, title and interest in, to and under the Purchased Assets, free and clear of any Encumbrances. The Parties acknowledge and agree that the Purchased Assets shall not include any of the Excluded Assets listed in Schedule 1.01.

Section 1.02 Company's Liabilities.

(a) Anything contained herein to the contrary notwithstanding, except for the Assumed Liabilities described in Section 1.02(b), the Purchaser shall not and the Purchaser does not assume any liabilities of the Company or the Seller Representative whether or not arising out of or relating to the assets or the Business or any other business of the Company or the Seller Representative, all of which liabilities shall, at and after the Reference Time, remain the exclusive responsibility of the Company or the Seller Representative (as applicable). Company and the Seller

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Representative shall, and shall cause each of their respective Affiliates to, pay and satisfy in due course all Liabilities of Company and the Seller Representative.

(b) As the sole exception to the provisions in Section 1.02(a), effective as of the Reference Time, the Purchaser will assume and agree to pay, discharge or perform, as appropriate, all liabilities and obligations of the Company under the Assumed Contracts to the extent such obligations are not required to be performed prior to the Reference Time, are disclosed on the face of such Assumed Contracts (including any amendments or modifications of such contracts) or otherwise in this Agreement and accrue and relate to the operations of the Business subsequent to the Reference Time (collectively, the "***Assumed Liabilities***").

Section 1.03 Purchase Price and Payment. The aggregate consideration for the Purchased Assets (the "***Purchase Price***") shall be, without duplication, (i) the Closing Date Cash Consideration, plus (ii) the Consideration Shares, plus (iii) the Deferred Cash Consideration, plus (iv) any portion of the Indemnification Holdback Amount that becomes payable to Company in accordance with this Agreement, plus (v) any portion of the Indemnification Holdback Shares that becomes payable to Company (in form of Shares issue) in accordance with this Agreement, if any. The Purchase Price shall be determined and paid, subject to all of the terms hereof, as follows:

(a) The "***Closing Purchase Price***" shall be equal to: (a) Twenty Million United States Dollars ($20,000,000 USD).

(b) In addition to the foregoing payments, as consideration for the grant, sale, assignment, transfer and delivery of the Assets, the Purchaser shall assume and discharge fully the Assumed Liabilities as such Assumed Liabilities mature according to their terms.

(c) The "***Closing Date Cash Consideration***" shall be an amount equal to (a) the Closing Purchase Price, minus (b) the Agreed Consideration Shares Value, minus (c) the Deferred Cash Consideration, and minus (d) the Indemnification Holdback Amount.

(d) The "***Agreed Consideration Shares Value***" is Four Million United States Dollars ($4,000,000 USD).

(e) At the Closing, Purchaser shall pay to Escrow Agent the Closing Date Cash Consideration in immediately available funds. The Closing Date Cash Consideration will be released in accordance with Section 2.02 hereof.

(f) At the Closing, Purchaser shall issue the Consideration Shares in Company's name, subject to Company's execution and delivery of the Subscription Agreement, and deposit such Consideration Shares. The Consideration Shares (minus the Indemnification Holdback Shares) will be released in accordance with Section 2.02 hereof.

(g) Following the Release Date, Purchaser shall make payment to Company with respect to the Indemnification Holdback Amount as provided in Section 7.02(d). In case of payment made more than ten (10) Business Days, a penalty interest of ten percent (10%) shall apply, calculated pro rata temporis until full payment is made.

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(h) To the extent that Purchaser has failed to consummate either an Initial Public Offering or a Business Combination transaction on or prior to December 31, 2028, Purchaser shall make an additional payment of One Million United States Dollars ($1,000,000) to Company. Such payment shall be made to an account designated by Company, in immediately available funds, within seven (7) Business Days following the expiration of the aforementioned deadline. In case of late payment more than ten (10) Business Days past the due date, a penalty interest of ten percent (10%) shall apply, calculated pro rata temporis until full payment is made.

(i) The Parties and Escrow Agent shall enter into an escrow agreement to effectuate the terms of this Agreement.

Section 1.04 **Non-Assignable Assets**.

(a) Non-Assignable Assets. Notwithstanding anything to the contrary in this Agreement or a Transaction Document, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to the Purchaser of any Purchased Asset would result in a violation of Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Authority), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, the Parties shall list the Non-Assignable Assets that cannot be transferred, and this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, for such Non-Assignable Asset thereof; provided, however, the Closing shall occur notwithstanding the foregoing. In no event may the App be a Non-Assignable Asset. Following the Closing, Company, the Seller Representative and Purchaser shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to transfer the Purchased Asset to Purchaser, provided that neither Company nor the Seller Representative shall be required to pay any consideration or other fee to any third party. To the extent permitted by applicable Law, pending the receipt of the required consent, (i) Company shall provide Purchaser, at Purchaser's request and expense, the benefits of the applicable Non-Assignable Assets (including, where practicable, access and operational use). Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, Company shall assign, transfer, convey and deliver to Purchaser the relevant Purchased Asset to which such consent, authorization, approval, waiver, release, substitution or amendment relates for no additional consideration. If any required consent has not been obtained within 180 days following the Closing Date, then, at Purchaser's election (by written notice to Company and Seller Representative), either (i) such Non-Assignable Asset shall be treated as an Excluded Asset (with no adjustment to the Purchase Price), or (ii) Purchaser and Company shall negotiate in good faith an alternative commercially reasonable arrangement to provide Purchaser substantially equivalent benefits. In the event option (ii) is elected, Purchaser may offset and delay any amounts due hereunder until the "substantially equivalent benefits" have been received by Purchaser.

Section 1.05 Allocation of Purchase Price. The Purchase Price (including any other payments to Company hereunder and including any other amounts required to be included as "consideration received" under Section 1060 of the Code) will be allocated in accordance with

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Section 1060 of the Code and the methodology set forth on Schedule 1.05 hereto (the "***Allocation Schedule***"). Each of the Parties agrees to be bound by the Allocation Schedule and not to take any position (whether on a Tax Return, in any Action related to Taxes, or otherwise) that is in any way inconsistent with the Allocation Schedule, and to cooperate with each other in timely filing Forms 8594 with the IRS consistent with the Allocation Schedule.

ARTICLE 2
CLOSING

Section 2.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "***Closing***") shall take place remotely, via the exchange of electronic signatures and wire transfer of funds, on the date hereof (the "***Closing Date***"). The Closing will be deemed effective as of the Reference Time for financial, accounting and similar determinations hereunder. For all determinations using the Reference Time, the effect of any actions taken by the Purchaser on the Closing Date after the Closing outside the ordinary course of business (including payments at or about Closing under this Agreement) shall be excluded.

Section 2.02 App Store Consents & Escrow Release. At the Closing, the Parties shall execute and file any forms or other documents that are reasonably necessary or appropriate in order to request Apple register the ownership by Purchaser of the Purchased Assets, including Company's App, as promptly as possible, and the Parties shall use best efforts to obtain such consent (to the extent required) and confirmation of registration by Apple ("***Company's App Registration***") as promptly as possible. The Escrow Agent shall release the Closing Date Cash Consideration to Seller as soon as the confirmation of registration is received from Apple. Purchaser shall release the Consideration Shares (minus the Indemnification Holdback Shares) as soon as the confirmation of registration is received from Apple. If Company's App Registration is not obtained on or before the date that is 30 days after the Closing, the Parties agree to unwind the Closing and the transactions contemplated hereby; and, in such event, this Agreement will terminate, and no Party shall have any Liability hereunder, provided, however, if the Parties are working together in good faith to secure Company's App Registration and have not secured such registration within the period that is 30 days after the Closing, the Parties shall in writing agree to extend the 30 day period for a reasonable amount of time and the Closing shall not be unwound and this Agreement shall remain in full force and effect.

Section 2.03 Closing Deliverables.

(a) At the Closing, Company shall deliver to Escrow Agent:

(i) the Assumption Agreement, duly executed by Company;

(ii) a Bill of Sale, in form and substance substantially in the form of **Exhibit C** attached hereto, effecting the transfer and assignment to Purchaser of the Purchased Assets (the "***Bill of Sale***"), duly executed by Company;

(iii) an Intellectual Property Assignment, in form and substance substantially in the form of **Exhibit D** attached hereto, effecting the assignment of

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the Intellectual Property Assets to Purchaser, duly executed by Company (the "***Intellectual Property Assignment***");

(iv) evidence that all of the consents set forth on Section 3.04 of the Disclosure Schedule have been obtained, in form and substance satisfactory to Purchaser, or statement confirming that such consents are not required;

(v) a good standing certificate or a substantially equivalent document for Company issued by the jurisdiction of its organization ("*extrait Kbis*"), dated as of no more than 15 days before the Closing Date;

(vi) the Subscription Agreement, in form and substance substantially in the form of **Exhibit E** duly executed by Company;

(vii) such other customary instruments of transfer, filings or documents, in form and substance reasonably satisfactory to Purchaser, as may be required to give effect to this Agreement.

(b) At the Closing, Purchaser shall deliver to Escrow Agent:

(i) the Closing Date Cash Consideration;

(ii) the Bill of Sale, duly executed by Purchaser;

(iii) the Intellectual Property Assignment, duly executed by Purchaser;

(iv) a joinder to each of the Purchaser Stockholder Agreements, duly executed by Seller, agreeing to be bound as a "Key Holder" thereunder; and

(v) the Consideration Shares, which may be delivered up to four (4) Business Days from the Closing Date. Certificates representing the Shares shall be issued to the Company.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLER REPRESENTATIVE

Company and the Seller Representative jointly and severally represent and warrant to Purchaser that the statements contained in this ARTICLE 3 are true and correct as of the date hereof, subject to such exceptions as are disclosed in the Disclosure Schedule hereof (which disclosures and exceptions apply only to (i) the section, subsection, paragraph and subparagraph numbers of this ARTICLE 3 to which they are referenced in the Disclosure Schedule, or (ii) any other section, subsection, paragraph or subparagraph of this ARTICLE 3, provided that it is reasonably apparent on the face of such disclosure that the disclosure is responsive to such other section, subsection, paragraph or subparagraph).

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

Section 3.01 Organization and Qualification of Company. Company is the type of entity set forth in the recitals and is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite organizational power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted.

Section 3.02 Ownership. Exhibit A hereto contains a true and complete list of the ownership percentage of the Company owned by the Seller Representative. The Seller Representative is the sole lawful owner, of record and beneficially, of the shares of capital stock of the Company and has good, valid and marketable title to such shares, free and clear of any Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. No former direct or indirect holder of any equity interests of Company has any claim or rights against Company or the Seller Representative that remains unresolved or to which Company or the Seller Representative has or may have any Liability and no such claim is threatened.

Section 3.03 Authority of Company. The Company has full power and authority to execute and deliver this Agreement and the Transaction Documents and to perform its obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by the Company and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of the Company. The Company does not have a board of directors or other governing body and Seller Representative is the sole officer, director, manager and control person of the Company and Seller Representative has done all things needed to approve the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated by this Agreement and by the Transaction Documents. This Agreement and the Transaction Documents have been duly executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

Section 3.04 No Conflicts; Consents. The execution, delivery and performance by Company and the Seller Representative of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Company or any Law or Governmental Order applicable to Company or the Seller Representative, the Business or the Purchased Assets; or (b) require the consent, notice, approval or other action by any Person or consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority.

Section 3.05 Undisclosed Liabilities. Except as set forth on Schedule 3.05, there are no Liabilities with respect to or relating to Company, the Business or Purchased Assets, and there is no existing condition, fact or set of circumstances or Claim made that could reasonably be expected to result in any such Liability.

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Section 3.06 Title to Purchased Assets. The Purchased Assets constitute all of the assets necessary and sufficient to conduct the operations of the Business in accordance with the Company's past practices and as presently conducted by the Company. The Company has (and will convey to the Purchaser at the Closing) good and marketable title to the Purchased Assets, free and clear of all Encumbrances. The Company and the Seller Representative have no Knowledge of any failure of any of the Purchased Assets to conform to all applicable Laws, ordinances, codes, rules and regulations applicable thereto, or of any defects or problems with any of the Purchased Assets. No Person other than the Company owns any equipment or other tangible personal property or assets situated on the premises of the Company which are necessary to the operation of the Business. There are no developments affecting any of the Purchased Assets pending or, to the Knowledge of the Company and the Seller Representative, threatened, which might materially detract from the value, materially interfere with any present or intended use or adversely affect the marketability of such Purchased Assets.

Section 3.07 Intellectual Property.

(a) The Intellectual Property Assets and the Intellectual Property licensed under the Intellectual Property Agreements constitute all Intellectual Property used in (and all Intellectual Property necessary and sufficient for) the conduct and operations of the Business as currently conducted and as currently proposed to be conducted. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, or require the consent of any other Person in respect of, Purchaser's right to own or use any Intellectual Property Assets or Intellectual Property licensed under the Intellectual Property Agreements in the conduct of the Business as currently conducted and as proposed to be conducted.

(b) Each Person who is or was involved in the creation or development of any Intellectual Property by or for the Business (including the Intellectual Property Assets) ("***IP Personnel***") has executed a valid and enforceable written Contract: (i) acknowledging Company's exclusive ownership of all Intellectual Property Assets created or developed by such IP Personnel within the scope of his or her employment or engagement with Company; (ii) assigning to Company, via a present, irrevocable assignment, all rights, title, and interest of such IP Personnel in such Intellectual Property; and (iii) irrevocably waiving any right or interest regarding such Intellectual Property, to the extent permitted by applicable Law. It will not be necessary to use any inventions of any of Company's employees or independent contractors (or Persons it currently intends to hire or engage) made prior to their employment or engagement by Company, including prior employees or independent contractors, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past.

(c) No employee or former employee of Company, and no former employer of any such employee or former employee, has (i) any claim, right (whether or not currently exercisable) or interest to or in any Intellectual Property Assets, and no such Person has made any such claim, or (ii) to the Knowledge of Company, retains in its possession any Company Systems (including any backup media, including storage drives of any type, tapes, or disks) at any location other than at real property owned or leased by Company.

Section 3.08 Legal Proceedings; Governmental Orders. There are no Actions pending or threatened in writing (or, to the Knowledge of Company, threatened orally) against or by Company, including any Action (a) relating to or affecting the Business or the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 3.09 Brokers. Marathon Marketing, Inc. (dba AppBusinessBrokers.com) has/have acted as the only Broker(s) for this sale and, upon successful closing of this transaction, shall have earned a fee. Seller agrees to pay the fee to Broker for services at Closing, subject to and as funds from the Purchase Price are received. The fee paid to Marathon Marketing Inc. is calculated according to the listing agreement between Seller and Broker. Except for Marathon Marketing, Inc., Seller has not retained, consented to, or authorized any other broker, investment banker, or third party to act on Business's behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

Section 3.10 Compliance with Laws. To the Knowledge of the Company, the Company is (and has been at all times during the past five (5) years) in compliance with all Laws and orders applicable to the Purchased Assets or the conduct of the Business, and (i) the Company has not been charged and is not now under investigation with respect to, a violation of any applicable Law or order, (ii) the Company is not a party to or bound by any order of any Governmental Authority and (iii) the Company has filed all reports and has all Permits required to be filed with any Governmental Authority on or before the date hereof and all such reports are accurate and complete in all material respects and in material compliance with all applicable Laws.

Section 3.11 Employment Matters.

(a) Except as set forth in Schedule 3.11(a), there are no Company Employee Benefit Plans.

(b) The Company has provided to the Purchaser a true and complete list of all of the employees and independent contractors of the Business as of the date of this Agreement, specifying the annual salary, hourly wages, or independent contractor fees and position for such employee or independent contractor (the "Employee List"). The Company has not received a claim from any Governmental Authority that the Company improperly classified as an independent contractor any person named on the Employee List. The Company has not made any written or oral commitment to any employee or independent contractor with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated by this Agreement. The Company has not received a claim from any Governmental Authority that the Company improperly classified as an independent contractor who should have been considered as employe affected to the Business.

(c) Except as set forth on Schedule 3.11(c), (i) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, and (ii) to the Knowledge of the Company and the Seller Representative, the Company is in compliance in all material respects with all Laws respecting labor, employment and employment practices, terms and conditions of employment and wages and hours. There are no

Employee Advances outstanding.

(d) Except as set forth on Schedule 3.11(e), no workers' compensation or retaliation claim, complaint, charge or investigation has been filed or is pending against the Company which is not currently being handled by the Company's insurance carrier(s), and the Company has maintained and currently maintains adequate insurance as required by applicable Law with respect to workers' compensation claims. Company is not required to maintain insurance for unemployment benefit claims.

(e) To the Knowledge of the Company and the Seller Representative, the Company is in compliance with all applicable Laws and orders and all Contracts or collective bargaining agreements governing or concerning labor relations, unions and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupations safety and health.

(f) As of the date hereof, all compensation, including wages, commissions and bonuses payable to all employees, independent contractors or consultants of the Business for services performed on or prior to the Closing Date have been paid in full, and there are no outstanding agreements, understandings or commitments of Company with respect to any compensation, commissions or bonuses.

(g) No employees of Company are subject to any Contracts or other restrictions on their employment with and services to Purchaser.

Section 3.12 Taxes.

(a) All Tax Returns required to be filed by Company or the Seller Representative with respect to the Business or any of the Purchased Assets have been timely filed and were correct and complete in all material respects. All Taxes (whether or not shown on any Tax Return) of Company and the Seller Representative have been paid, and there are no Encumbrances on the Purchased Assets that arose in connection with any failure (or alleged failure) to pay Taxes.

(b) No audit or other administrative proceeding is pending or threatened, and no judicial proceeding is pending or threatened, that involves any Tax or Tax Return relating to the Business or any of the Purchased Assets.

Section 3.13 Data Privacy and Security.

(a) To the Knowledge of the Company, the Company is and always has been in compliance with all applicable Privacy Requirements. Company has a valid and legal right (whether contractually, by law or otherwise) to access or Process all Personal Information and any other information of any Person that is Processed by or on behalf of Company in connection with the use and/or operation of its products, services and business.

(b) Company has not experienced and there have not been any alleged or actual Security Incidents or other compromises of the privacy, integrity, confidentiality or security of

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Customer Data maintained by Company. Company has not notified, and has not been required by any Privacy Law to notify, any Person or Governmental Authority about a Security Incident.

(c) Company has not received any written or oral complaints, allegations, claims, demands, inquiries or other notices, including a notice of investigation, from any Person (including any Governmental Authority or self-regulatory authority or entity) regarding Company's Processing of Personal Information or compliance with Privacy Requirements.

(d) The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby will not violate at the Reference Time any Privacy Requirements applicable to the Business, or result in or give rise at the Reference Time to any right of termination or other right to impair or limit Company's rights to own or Process any Personal Information used in or necessary for the conduct of the business.

Section 3.14 Insurance. Company has in place policies of insurance in amounts, with carriers, and appropriate scope of coverage and each such policy is in full force and effect, and all premiums are currently paid in accordance with the terms of such policy.

Section 3.15 Solvency. The Company is not insolvent and, immediately after giving effect to the transactions contemplated hereby, the Company will not be insolvent. The Company has assets, and immediately after giving effect to the transactions contemplated hereby, will have assets, (both tangible and intangible) with a fair saleable value in excess of the amount required to pay its Liabilities as they come due. The Company has adequate capital for the conduct of its business and discharge of its debts. The Company is not involved in any proceeding by or against it as a debtor before any Governmental Authority under Title 11 of the United States Bankruptcy Code or any other insolvency or debtors' relief act, whether state, federal or foreign, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of the Company's property.

Section 3.16 Ethical Practices. Neither the Company nor any representative thereof has offered or given, and neither the Company nor the Seller Representative has Knowledge of any Person that has offered or given on their behalf, anything of value to: (i) any official of a Governmental Authority, any political party or official thereof, or any candidate for political office; (ii) any customer or member of the government; or (iii) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer, member of the government or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in such Person's official capacity, including a decision to fail to perform such Person's official function; (y) inducing such Person to use such Person's influence with any government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality to assist the Company in obtaining or retaining business for, or with, or directing business to, any Person; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company in obtaining or retaining business for, or with, or directing business to, any Person.

Section 3.17 Nondisclosed payments. Neither the Company nor the officers, directors, members or managers of the Company, nor, to the Company's and the Seller Representative's

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Knowledge, anyone acting on behalf of any of them, has made or received payments not correctly categorized and fully disclosed in the Company's books and records in connection with or in any way relating to or affecting the Business, the Assets or the Assumed Liabilities.

Section 3.18 Absence of Certain Changes. Since the date of the most recent Company balance sheet provided to Purchaser by the Company and except as set forth in Schedule 3.18, there has not been (i) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (ii) any damage, destruction, loss or casualty to property or assets of the Business, whether or not covered by insurance, (iii) any sale, transfer, license, pledge, mortgage or other disposal of tangible or intangible assets by the Company, (iv) any violation by the Company of any Laws, or (v) any change in any of the accounting (and Tax accounting) policies, practices or procedures of the Company.

Section 3.19 Contracts.

(a) Schedule 3.19 sets forth a true, correct and complete list of the following Contracts related to the Business to which the Company or any Seller Representative is a party: (i) all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other contracts relating to the borrowing of money or binding upon any of the Assets; (ii) all Contracts with Governmental Entities; (iii) all real property leases or other leases or licenses involving any properties or assets (whether real, personal or mixed, tangible or intangible) involving an annual commitment or payment of more than Ten Thousand Dollars and 00/100ths ($10,000) individually by the Company; (iv) all Contracts which limit or restrict the Company or any of its officers or key employees from engaging in any business in any jurisdiction; (v) all franchising and licensing agreements; (vi) all employment agreements; (vii) any Contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or in connection with the transactions contemplated hereby; (viii) any Contract granting any Person a lien on all or any part of any of the Purchased Assets; (ix) any Contract granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any assets; (x) any Contract with any agent, distributor or representative that is not terminable without penalty on thirty (30) calendar days' or less notice; (xi) any Contract for the granting or receiving of a license or sublicense or under which any Person is obligated to pay or have the right to receive a royalty, license fee or similar payment; (xii) any Contract providing for the indemnification or holding harmless of any officer, shareholder, director, employee or other Person; (xiii) any joint venture or partnership Contract; (xiv) any customer Contract for the provision of goods or services by the Company;(xv) any outstanding power of attorney empowering any Person to act on behalf of the Company; and (xvi) all existing Contracts and commitments (other than those described in subparagraphs (i) through (xv) of this Section 3.19) to which the Company is a party or by which any of the Purchased Assets are bound involving an annual commitment or annual payment to or from the Company of more than Ten Thousand Dollars and 00/100ths ($10,000) individually or which is otherwise material to the Business.

(b) True, correct and complete copies of all Assumed Contracts have been made available to the Purchaser. All of the Contracts identified on Schedule 3.19 shall be Assumed Contracts unless otherwise indicated on Schedule 3.19.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Company that the statements contained in this Article 4 are true and correct as of the date hereof.

Section 4.01 Organization of Purchaser. Purchaser is the type of entity described in the recitals and is organized and validly existing under the Laws of its State of organization.

Section 4.02 Authority of Purchaser. Purchaser has full organizational power and authority to enter into this Agreement and the other Transaction Documents to which Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement, and each other Transaction Document to which Purchaser is or will be a party, has been duly authorized, executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Company and the Seller Representative) this Agreement and each other Transaction Document to which Purchaser is or will be a party constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

Section 4.03 No Conflicts; Consents. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Purchaser or any Law or Governmental Order applicable to Purchaser; or (b) require any declaration or filing with, or notice to, any Governmental Authority.

Section 4.04 Solvency. Purchaser is not insolvent and, immediately after giving effect to the transactions contemplated hereby, Purchaser will not be insolvent. Purchaser has, and at the Closing and thereafter will have, sufficient cash and/or other immediately available funds to perform and satisfy in full, when due, all of Purchaser's obligations under this Agreement and the other Transaction Documents, including, without limitation, payment of the Closing Date Cash Consideration at the Closing and payment of the Deferred Cash Consideration when due. Purchaser has adequate capital for the conduct of its business and discharge of its debts. Purchaser is not involved in any proceeding by or against it as a debtor before any Governmental Authority under Title 11 of the United States Bankruptcy Code or any other insolvency or debtors' relief act, whether state, federal or foreign, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of Purchaser's property.

Section 4.05 Consideration Shares. The Consideration Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and free and clear of all Liens created by Purchaser (other than restrictions under applicable securities Laws). Purchaser has reserved for issuance a sufficient number of shares of Purchaser's common stock to issue the Consideration Shares at the Closing in accordance with this Agreement, and the issuance and delivery of the Consideration Shares are not subject to any further corporate, stockholder or similar approval.

ARTICLE 5
COVENANTS

Section 5.01 Conduct of the Business Pending Closing. Company and the Seller Representative covenant and agree to and with Purchaser that, from the date hereof through and including the Closing Date, Company and the Seller Representative shall cause Company:

(a) not to sell or convey any Purchased Asset or grant to any Person any license to use any software or Intellectual Property, except in the ordinary course of business in accordance with past practice;

(b) not to sell, pledge, dispose, encumber, transfer or convey, or authorize the sale, pledge, disposition, encumbrance, transfer or conveyance of, any other of the Purchased Assets;

(c) not to make any material change to the terms of its Contracts with its vendors and strategic partners, or enter into any new contract with any vendor or strategic partner;

(d) to operate in the ordinary in the ordinary course of business; and

(e) to continue its existing user acquisition programs for a period of two (2) months in its respective user acquisition accounts after the Reference Time, in the agreed upon amounts set forth in the schedule attached hereto as Schedule 5.01(e). In connection with the foregoing, Purchaser shall reimburse Seller for any user acquisition costs incurred by Seller after the Reference Time within three (3) Business Days after the delivery of the corresponding invoice by Seller to Purchaser of such acquisition costs. During the two (2) months period after the Reference Time, if Seller intends to exceed any of the user acquisition cost thresholds set forth in Schedule 5.01(e), it shall seek Purchaser's approval in writing prior to being incurred by Seller, which approval may be secured by email communication.

Section 5.02 Employees Generally. On the Closing Date, (i) Company shall terminate the employment of all employees of the Business, as their employment relates to the Business, who are actively employed as of the Closing Date, and at Purchaser's sole discretion, Purchaser may offer employment, to any or all of employees whose employment relates solely to the Business on an "at will" basis or independent contractors actively engaged as independent contractors of the Business. Company will not take any action that would impede, hinder, interfere or otherwise to prevent or prohibit Purchaser' from making such offers; provided, however, that neither Company nor the Seller Representative shall be required to encourage, solicit, recommend, or otherwise advocate for the acceptance of any such offer, nor to take any affirmative action beyond permitting Purchaser to make such offers. Purchaser shall not assume any responsibility or Liability of Company for any employee or individual who is an independent contractor.

Section 5.03 Non-Competition and Non-Solicitation.

(a) For a period of four (4) years commencing on the Closing Date (the "***Non-Compete Restricted Period***"), none of Company or the Seller Representative shall, or shall permit any of their respective Affiliates to (i) directly or indirectly, own, control, operate, conduct, or

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otherwise carry on any business that is considered a Restricted Business in the Territory, or (ii) cause, induce or encourage any Person who has a business relationship with Purchaser, to terminate, reduce or otherwise modify any such actual or prospective relationship; for the avoidance of doubt that, Company and the Seller Representative shall not be restricted from passively holding not more than five percent (5%) of the outstanding equity securities of a Restricted Business that is a publicly traded entity so long as the investment is passive.

(b) For a period of three (3) years commencing on the Closing Date (the "***Non-Solicitation Restricted Period***"), none of Company or the Seller Representative shall, or shall permit any of its, his, or her respective Affiliates to, directly or indirectly, hire or solicit any person who is or was employed in the Business during the Non-Solicitation Restricted Period or during the twelve (12) months prior to the Closing, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except for solicitation pursuant to a general solicitation which is not directed specifically to any such employees, nothing herein shall prohibit Company or the Seller Representative from advertising job openings by use of third party recruiters, mass media or general internet postings not specifically targeted at Purchaser employees. During the Non-Solicitation Restricted Period, neither Company nor the Seller Representative shall, and each of them shall cause their respective Affiliates not to, directly or indirectly, solicit (or interfere with Purchaser's and its Affiliates' relationship with) any Person who was a customer, supplier, or other business relation of Company or Purchaser or its Affiliates during the twelve (12) months prior to the Closing.

(c) Company and the Seller Representative acknowledge that an actual breach of this Section 5.03 would give rise to harm to Purchaser, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of an actual breach by Company or the Seller Representative of any such obligations, Purchaser shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). Any claim for monetary damages arising out of or relating to any breach of Section 5.03 shall be subject in all respects to ARTICLE 7, including all limitations, defenses and the applicable cap on indemnification set forth therein.

(d) Company and the Seller Representative acknowledge that the restrictions contained in this Section 5.03 are reasonable and necessary to protect the legitimate interests of Purchaser and constitute a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.03 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 5.03 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other

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jurisdiction. The time period during which the covenants set forth in this Section 5.03 shall apply shall be tolled and extended for a period equal to the aggregate time during which any of Company, the Seller Representative or any of their Affiliates violates any such covenant.

Section 5.04 Funds Collected Post-Closing. From and after the Closing, if Company, the Seller Representative or any of their Affiliates receive or collect any funds relating to the conduct of the Business after Closing or relating to any Purchased Asset, Company or its Affiliate shall remit such funds to Purchaser within fifteen (15) Business Days after receipt thereof.

Section 5.05 Transition Period Services. For a period of three (3) months after the Closing Date ("***Transition Period***"), Company and the Seller Representative shall provide transition services to the Purchaser associated with the Business, product management and App services. Company and Seller Representative will provide a maximum availability up to of five (5) hours of services per week during the first six (6) weeks following the Closing and up to three (3) hours of services per week thereafter until the end of such Transition Period, to be scheduled upon at least two (2) business days' prior written notice from Purchaser, for no additional fees. In providing these services, Company and Seller Representative covenants to Purchaser that they will provide services in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. To the extent that transition services are required of Company and Seller Representative are required after the expiration of the Transition Period, the Parties hereby agree that the Transition Period may be extended in writing up to an additional three (3) months. Any such extension shall be subject to (i) the same maximum weekly hours of service applicable during the final phase of the Transition Period (i.e three (3) hours per week), and (ii) a fee up to $10,000 USD per month payable in advance at the beginning of each month to Company. It is specified that such assistance can never be provided for requests for bug fixes, updates to legacy dependencies, migrations, or the development of new features.

Section 5.06 Transfer Taxes. All sales, bulk transfer, use, transfer, conveyance, documentary, recording, notarial, value added, excise, registration, stamp, gross receipts and other such Taxes and fees incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid as follows: (a) any Transfer Taxes imposed under the laws of the United States (or any state or local jurisdiction thereof) shall be borne and paid by Purchaser, (b) any Transfer Taxes imposed under the laws of France shall be borne and paid by Company.

Section 5.07 Insurance. Each insurance policy of Company is in full force and effect and all premiums are currently paid in accordance with the terms of such policy. There are no pending claims under any insurance policy of Company, and Company has not received any notice that any such policy will be cancelled or will not be renewed.

Section 5.08 No Public Statement. Company and the Seller Representative shall not issue any press releases or other announcements related to this Agreement or the transactions contemplated hereby, to Company's employees, customers, vendors, or others, or to the public (except legal counsel, accountants, auditors and other professional advisors, including the statutory auditor), without Purchaser's prior written consent. Purchaser may make such public filings as required to comply with the provisions of the Securities Act of 1933, as amended.

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Section 5.09 Confidentiality. Notwithstanding the execution of this Agreement, the parties agree that they shall continue to be bound by the provisions of the Confidentiality Agreement dated on or around November 10, 2025 between the Parties (the "***Confidentiality Agreement***"), and all obligations regarding the protection of confidential information under the Confidentiality Agreement shall remain in full force and effect, regardless of the termination or Closing of this Agreement.

Section 5.10 Non-Disparagement. From and after the Closing Date, neither the Company nor the Seller Representative, nor any of their respective Affiliates, officers, directors, employees, agents, or representatives, shall, directly or indirectly, make any statement, written or oral, or take any other action that could reasonably be expected to disparage, denigrate, or harm the reputation, goodwill, or business of the Purchaser, the Business, or any of their respective officers, directors, employees, agents, or representatives. Notwithstanding the foregoing, nothing in this Section shall prevent any party from making any statement or disclosure that is required by applicable law, regulation, or court order, or in connection with the enforcement of this Agreement or any legal claims, including through litigation or governmental proceedings.

ARTICLE 6
CONDITIONS

Section 6.01 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each Party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following condition: no statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority that prohibits the consummation of the Closing, and there shall be no suit, action or other Proceeding pending by any Governmental Authority that seeks to restrain or prohibit, or any Governmental Order in effect and issued by any Governmental Authority that restrains or prohibits, the consummation of the transactions contemplated by this Agreement.

Section 6.02 Conditions to Purchaser's Obligations to Effect the Closing. Purchaser's obligations to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Company and the Seller Representative shall have delivered to Purchaser all the items required by Section 2.03(a) hereof.

(b) This Agreement and the transactions contemplated hereby shall have been approved by Company's board of directors or other similar governing body and by the Seller Representative.

(c) There shall be no action, suit, claim, Governmental Order, governmental investigation or Action of any nature pending, or overtly threatened, against Purchaser, Company, the Seller Representative, their respective properties, or any of their respective officers, members, managers or subsidiaries arising out of, or in any way connected with the transactions contemplated by the terms of this Agreement.

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(d) Company shall have filed all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Purchaser, that are necessary or appropriate to effect the release of all Encumbrances on the Purchased Assets.

(e) Company shall have delivered to Purchaser an officer's certificate, in form and substance satisfactory to Purchaser (the "***Officer's Certificate***"), executed by the Chief Executive Officer, Chief Financial Officer, or another authorized officer of Company, certifying that, as of the Closing Date: (i) All representations and warranties made by Company in this Agreement are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date). (ii) No event has occurred or is continuing that would result in a material adverse effect on the business, assets, or liabilities of the Business, and no representation or warranty made by Company in this Agreement is false or misleading in any material respect. The Officer's Certificate shall also include such other matters as reasonably requested by Purchaser to ensure the accuracy of such representations and warranties at Closing.

(f) Company shall have delivered to Purchaser a certificate (the "***Secretary's Certificate***") from the Chief Executive Officer, Chief Financial Officer of Company (or equivalent authorized officer), certifying, among other things, the following: (i) The accuracy and completeness of the resolutions of Company's board of directors (or other governing body) and, if applicable, the shareholders or members of Company, duly authorizing and approving this Agreement and the transactions contemplated herein, (ii) That the Company's certificate of incorporation and bylaws (or equivalent organizational documents) are in full force and effect as of the Closing Date, (iii) That all necessary corporate actions have been taken to authorize and effectuate the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, and that no other corporate approvals are required for such actions, (iv) The identity and signatures of the officers of Company authorized to execute this Agreement and the related documents.
The Secretary's Certificate shall be in form and substance satisfactory to Purchaser.

(g) No event, circumstance or change shall have occurred, that individually or in the aggregate with one or more other events, circumstances or changes, has had or reasonably would be expected to have, a Material Adverse Effect.

Section 6.03 Conditions to Company's Obligations to Effect the Closing. Company's obligations to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Purchaser shall have delivered to Company all the items required by Section 2.03(b) hereof.

(b) Purchaser shall have delivered to the Company an Officer's certificate and Secretary's Certificate.

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(c) Purchaser shall deliver a certificate of Purchaser's Chief Financial Officer (or equivalent officer) certifying that Purchaser has sufficient immediately available funds to satisfy the Closing Date Cash Consideration at the Closing and that Purchaser reasonably expects to have sufficient funds to satisfy the Deferred Cash Consideration when due.

(d) There shall be no action, suit, claim, Governmental Order, governmental investigation or Proceeding of any nature pending, or overtly threatened, against Purchaser, Company, any of the Members, their respective properties, or any of their respective officers, members, managers or subsidiaries arising out of, or in any way connected with the transactions contemplated by the terms of this Agreement.

ARTICLE 7
INDEMNIFICATION

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, including the provisions of this ARTICLE 7, the representations and warranties of the Parties shall survive the Closing and shall remain in full force and effect until the date which is twelve (12) months after the Closing Date. All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Such periods set forth herein are intended to lengthen or shorten any statute of limitations provided by Law, as applicable.

Section 7.02 Indemnification by Company and Seller Representative.

(a) Subject to the other terms and conditions of this Section 7.02, Company and the Seller Representative shall severally indemnify and hold harmless Purchaser Indemnitees against any and all direct Losses incurred by Purchaser Indemnitees based upon, arising out of, relating to, with respect to or by reason of: (i) any inaccuracy in or breach of or non-fulfillment of any of the representations and warranties given by Company or the Seller Representative in this Agreement or any other Transaction Document, (ii) any breach of or non-fulfillment of any covenants, agreements or obligations of Company or the Seller Representative contained in this Agreement or any other Transaction Document and any Actions incidental thereto or that allege any of the foregoing; (iii) any Liability relating to Company's ownership of the Purchased Assets or its operation of the Business prior to the Reference Time, or otherwise incurred or arising prior to the Reference Time; (iv) any Liability of or relating to any of the following: Company or the Seller Representative (including any Closing Date Liability), Company's ownership or use of any Purchased Assets before Closing, any equity or debt holder of Company (including any Person asserting any equity or debt interest in Company), or (v) any Fraud, willful misconduct, or gross negligence by a Seller Representative or Company. Company shall in no event be liable to Purchaser, for any reason whatsoever, for any indirect damages whatsoever, any loss or damage to data, commercial damage, loss of turnover or profit, loss of customers or loss of opportunity, damage to image, in connection with or arising from the Company's App, its operation, even if Company has been advised of the possibility of such loss or damage. Except (i) in the case of Fraud or (ii) for claims seeking equitable relief solely to stop an actual breach of Section 5.03 to the extent expressly permitted under Section 5.03, the indemnification provisions set forth in this ARTICLE 7 shall be the sole and exclusive remedy of Purchaser and the Purchaser Indemnitees

Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

for any and all claims arising out of or relating to this Agreement, the Transaction Documents, and the transactions contemplated hereby.

(b) Each party hereto shall be entitled to rely upon, and shall be deemed to have relied upon, all of the representations, warranties, covenants and agreements of each other party hereto set forth herein, and the rights to indemnification and payment of Losses under this Section 7.02 based on a breach of any of the representations, warranties, covenants or agreements set forth in this Agreement or any Transaction Document shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or, if different, the Closing Date, by or on behalf of any of the parties hereto with respect to the accuracy or inaccuracy of or compliance with any such representations, warranties, covenants or agreements. In addition, all representations, warranties and covenants and requirements to provide indemnification hereunder or under any Transaction Document shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached or if a covenant is breached or indemnification is required, the fact that another representation or warranty concerning the same or similar subject matter is duplicative or not duplicative, is correct or incorrect or is or is not breached or another covenant is or is not breached or another requirement for indemnification does nor does not apply will not affect the incorrectness of or a breach of a representation and warranty or a breach of a covenant or requirement for indemnification hereunder. No Party shall be entitled to recover more than once in duplicate for the same Loss, regardless of whether such Loss arises under multiple representations, warranties, or covenants, with the intent of this sentence being to prevent duplicative recoveries. With respect to this Section 7.02, for purposes of determining whether any breach or inaccuracy has occurred and/or the amount of Losses resulting from a breach, all representations and warranties in this Agreement (or in any Transaction Document) shall be deemed to be made and given without regard to any qualification as to "materiality" or "Material Adverse Effect" or words of similar import contained therein.

(c) Purchaser shall provide prompt written notice of any claim to Company (with a copy to the Seller Representative) for indemnification, including reasonable detail and supporting documentation to the extent available and including Purchaser's good-faith estimate of the Losses (to the extent reasonably ascertainable) and the basis of such estimate (a "***Claim Notice***"). Failure to provide a Claim Notice will not affect Seller Representative's or Company's liability under the provisions of this Article 7. Company shall have thirty (30) days following receipt of a Claim Notice to deliver a written response disputing the claim (in whole or in part) (a "***Claim Objection***"). If the Company does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have accepted such claim, in which case the Purchaser shall be entitled to indemnification hereunder for its Losses related thereto and free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d) Any Losses for which Purchaser Indemnitees are entitled to indemnification pursuant to this Section 7.02 shall be paid (i) first by Purchaser's offset against any portion of the Indemnification Holdback Amount not previously applied to such Losses hereunder, (ii) second, to the extent the Indemnification Holdback Amount has been fully applied, by cancellation of any portion of the Indemnification Holdback Shares not previously applied to such Losses, (iii) third,

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to the extent both the Indemnification Holdback Amount and the Indemnification Holdback Shares have been fully applied, by offset against any unpaid portion of the Deferred Cash Consideration. To the extent the entire Indemnification Holdback Amount, Indemnification Holdback Shares and Deferred Cash Consideration shall have already been offset against Losses hereunder, any such Losses shall be satisfied by Company and the Seller Representative, severally by wire transfer of immediately available cash funds to the Purchaser within fifteen (15) Business Days after written demand therefore. In addition, at any, all or any portion of any indemnification obligations of Company and the Seller Representative for Losses under Section 7.02 may be offset by Purchaser against any other amount payable by Purchaser to Company or the Seller Representative. Purchaser shall provide Company with at least ten business days written notice before any such offset (or, if less, the number of days remaining from the date of such offset until the next such amount is payable to Company). Upon Purchaser delivering a Claim Notice for indemnification to Company in accordance to conditions set forth Section 7.02 c) for, then, notwithstanding anything to the contrary in this Agreement, Purchaser shall be entitled to holdback any payment otherwise payable to Company pursuant to Indemnification Holdback Amount for the amount of potential Losses in respect of such Claim Notice (the "***Claimed Losses***"), until the claims referenced in the claim notice are finally resolved in accordance with this Section 7.02(d). A claim shall be "finally resolved" only upon the earliest of: (a) a written settlement agreement executed by Purchaser and Company, or (b) a final, non-appealable determination by arbitration/court having jurisdiction pursuant to this Agreement. Purchaser Indemnitees shall not be entitled to indemnification under Section 7.02 unless and until the aggregate amount of Losses exceeds $5,000 (the "***Basket***"). Notwithstanding anything to the contrary contained herein, Company and Seller Representative's payments to Purchaser Indemnities, excluding payments for Claims and Losses resulting from Company's or Seller Representative's Fraud, shall not exceed Two Million Dollars and 00/100ths ($2,000,000.00). If a Claim is disputed (in whole or in part), Purchaser shall commence arbitration/court proceedings in accordance with this Agreement within the earlier of (i) the expiration of any applicable statute of limitations for any Claim; or (ii) six (6) months of delivery of the Claim Objection, failing which the disputed portion of such claim shall be deemed withdrawn and released, and the corresponding Disputed Holdback Amount shall be released to Company in accordance with Section 7.02(e) herein.

(e) Within five (5) Business Days after the date that is twelve (12) months after the Closing (the "***Release Date***"), Purchaser shall pay, or cause to be paid, to Company, by wire transfer in immediately available funds to such account designated in writing by Company, or release, or cause to be released to Company, an amount equal to (a) the amount of the Indemnification Holdback Amount and/or the Indemnification Holdback Shares that has not then been offset against Losses pursuant to the terms of Section 7.02(d) above, minus (b) the amount of any unsatisfied Claimed Losses specified in any Claim Notice delivered to Company by a Purchaser Indemnitee on or prior to the Release Date and in accordance with the provisions of this Section 7.02 for which such Purchaser Indemnitee is seeking Losses. Within five (5) Business Days after any claims in such claim notices have been resolved after the Release Date, Purchaser shall pay, or cause to be paid, to Company, by wire transfer in immediately available funds to such account designated in writing by Company, or release, or cause to be released, the remaining portion of the Indemnification Holdback Amount and/or Indemnification Holdback Shares, as applicable, held for such resolved claims and not required to satisfy such applicable resolved claims, if any.

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Section 7.03 Release.

(a) In consideration of the covenants set forth herein, effective as of the Closing, the Seller Representative and Company, on behalf of itself and its Affiliates, heirs, successors and assigns, hereby absolutely, unconditionally and irrevocably waives, releases and forever discharges Purchaser and its Affiliates, and each of their respective existing, former and future officers, managers, members, representatives, subsidiaries, predecessors, successors, assigns, Affiliates, related entities, directors, trustees, partners, employees, financing sources, consultants, insurers, counsel, advisors, Representatives, accountants, and agents (collectively, the "***Releasees***"), of and from any and all claims, actions, charges, suits, liabilities, contracts, obligations, agreements and promises, of any kind or nature whatsoever, whether known or unknown, contingent or otherwise, both at Law and at equity (collectively, the "***Claims***"), which Company or the Seller Representative or any of their Affiliates may have or assert against any of them, arising out of or relating to any event or action which occurred, in whole or in part, before such Company or Seller Representative signed this Agreement (in any capacity, including as equityholder, employee, officer or director); provided that the foregoing Claims shall not include any claims pursuant to this Agreement or any other agreement executed at or after the Closing with a Releasee, including without limitation (i) any Claim for non-payment of the Purchase Price (including Deferred Cash Consideration) or failure to issue or deliver the Consideration Shares, (ii) any Claim relating to the Escrow Agreement, (iii) any Claim arising from Purchaser's fraud/gross negligence/willful misconduct, (iv) enforcement of post-Closing obligations owed to Company and/or the Seller Representative, and (v) any tax matters allocated to Purchaser under this Agreement.

(b) The Seller Representative and Company understand that this Section 7.03 applies broadly to extinguish any and all Claims of the type described above, as well as all claims for attorneys' fees and/or expenses in connection with or arising out of any such Claims and for any other damages, relief or remedies of any type or nature whatsoever. This Section 7.03 does not, however, include or apply to any claims that are not waivable pursuant to applicable law.

(c) The Seller Representative and Company represent and warrant that it has not assigned or transferred (by subrogation, operation of law or otherwise) any portion of any of the Claims being waived and released pursuant to this Section 7.03. The Seller Representative and Company promise it has not filed and never to authorize, file, initiate or otherwise institute any such Claims in any court, arbitral forum or other tribunal (whether public or private). Furthermore, if such Company or Seller Representative or someone else initiates a claim or action of the type waived and released above (in any forum), such Company or Seller Representative hereby agrees not to seek, obtain or accept, and expressly to forego and to waive, any damages, remedies, relief or other recovery to which he or it may otherwise be or have been entitled to obtain as a result of such action or other person's claim or action. The release provided under this Section 7.03 shall extend to and be binding upon each of Company and the Seller Representative, and each such Person's legal successors and assigns and shall inure to the benefit of Purchaser.

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ARTICLE 8
MISCELLANEOUS

Section 8.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Section 8.03 Headings; Interpretation. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation." The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender (including, "it", "he," and/or "she" or similar references) shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The word "or" shall not be exclusive. References to a defined term has its defined meaning throughout this Agreement and in each Exhibit or Schedule, regardless of whether it appears before or after where it is defined. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

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Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided that Purchaser may, without the consent of any Person, assign in whole or in part its rights and obligations pursuant to this Agreement to one or more of its Affiliates, to any purchaser of all or any portion of the assets of Purchaser or to any of its financing sources as collateral security. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.07 No Third-party Beneficiaries. Except for the Purchaser Indemnitees (which shall be third party beneficiaries of Section 7.02), this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Purchaser, Seller Representative and Company. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.

Section 8.09 Governing Law; Arbitration; Jurisdiction; Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). All Actions arising out of or based upon this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such Rules, the seat of arbitration being Delaware. The language of the arbitration shall be English. Each Party irrevocably submits to the exclusive jurisdiction and venue of such arbitration in any such suit, action or proceeding, except to enforce an order or judgment of any such court in any other applicable court. EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. ACCORDINGLY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Section 8.11 Specific Performance. Each party acknowledges and affirms that in the event any of the provisions of this Agreement or any Transaction Document are not performed in accordance with their specific terms or otherwise are breached or threatened to be breached, money damages would be inadequate (and therefore the other party would have no adequate remedy at law) and the other party would be irreparably damaged. Accordingly, each party agrees that each other party shall be entitled to a temporary, preliminary and permanent injunction, specific performance, and/or other equitable relief (without posting of bond or other security or needing to prove irreparable harm or actual damages) to prevent breaches or threatened breaches of the provisions of this Agreement or any Transaction Document and to enforce specifically this Agreement or any Transaction Document and the terms and provisions hereof and thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to Section 8.09), in addition to any other remedy to which such Person may be entitled, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above, by their respective duly authorized persons.

PURCHASER:

Mode Mobile, Inc.

Signed by:
Prakash Ramachandran
027A370ED68F4E9...

By: ______________________________

Name: Prakash Ramachandran
Title: Chief Financial Officer

COMPANY / SELLER:

Luni SAS

Signed by:
Adrien Miniatti
6DA989E76A69495...

By: ______________________________

Name: Adrien Miniatti
Title: Founder and CEO

SELLER REPRESENTATIVE:

Adrien Miniatti

Signed by:
Adrien Miniatti
6DA989E76A69495...

____

EXHIBIT A

SELLER REPRESENTATIVE

Seller Representative

Seller Representative Name	Ownership Percentage	Total Shares/Units Held
Adrien Miniatti	100%	50,000 Shares

Adrien Miniatti

Signed by:
By: Adrien Miniatti
6DA989E76A69495...

Date: March 2, 2026

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EXHIBIT B

DEFINITIONS

"***Action***" means any claim, action, cause of action, complaint, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

"***Affiliate***" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"***Assumed Contracts***" means all rights of the Company under those contracts and agreements set forth on Schedule 3.19 unless marked as not Assumed Contracts or otherwise are Excluded Assets.

"***Assumed Liabilities***" means all liabilities and obligations of the Company under the Assumed Contracts to the extent such obligations are not required to be performed prior to the Reference Time, are disclosed on the face of such Assumed Contracts (including any amendments or modifications of such contracts) or otherwise in this Agreement and accrue and relate to the operations of the Business subsequent to the Reference Time.

"***Books and Records***" means copies, of all books, records, files, and other materials (in any form or medium) relating to the Business and the Purchased Assets.

"***Business Combination***" means any transaction or series of related transactions in which (i) Purchaser merges with or consolidates with another entity, and Purchaser is not the surviving entity, or (ii) Purchaser is acquired by another entity or group of entities through the acquisition of its outstanding equity securities or all or substantially all of its assets, resulting in a change of control of Purchaser. For purposes of this definition, a change of control means (A) the acquisition, directly or indirectly, of more than fifty percent (50%) of the voting securities of Purchaser, or (B) the transfer of a controlling interest in Purchaser, either through the sale of assets or other transactions that result in a fundamental shift in the ownership or governance structure of Purchaser, including, but not limited to, the replacement of a majority of the board of directors.

"*Business Day(s)*" means any day other than a Saturday, Sunday, or any day on which banks are authorized or required by law to close in the State of Delaware.

"***Code***" means the Internal Revenue Code of 1986, as amended.

"***Company***" has the meaning set forth in the preamble.

"***Company Systems***" means any and all software, firmware, hardware and systems, electronic data processing, information, record keeping, communications, telecommunications,

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networks, interfaces, platforms, servers, peripherals and computer systems owned or used by Company.

"***Confidential Information***" means all information, knowledge and data, whether oral or written, electronic or in other form, that is not generally known to the public or otherwise readily ascertainable by proper means and relates to Company or the Business or the actual or anticipated business of Purchaser and/or its Affiliates.

"***Consideration Shares***" means Eight Million (8,000,000) shares of the Class AAA Common Stock of the Purchaser with a par value of $0.0001 per share, which the Parties agree have a fair market value as of the Closing of $0.50 USD per share.

"***Contracts***" means all contracts, leases of personal property, deeds, mortgages, licenses, instruments, organizational documents, insurance policies, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or verbal.

"***Customer Data***" means all data and content which relate to or are used or held for use in connection with the Business, and which are (a) Processed, uploaded or otherwise provided by or on behalf of the clients or customers of Company to, or stored by the clients or customers of Company on, the products and services of Company; or (b) collected by the products and services of Company, including all Personal Information.

"Deferred Cash Consideration" means Three Million United States Dollars ($3,000,000), which shall be paid to the Company by Purchaser on or around the date that is one (1) year after the Closing.

"***Encumbrance***" means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Escrow Account" means the Escrow Account established by the Escrow Agent to hold the Closing Date Cash Consideration.

"Escrow Agent" means Maître Laurent COMPEROT, residing at 17 avenue de Tourville, 75007 Paris (France), attorney at law at the Paris Bar.

"***Excluded Assets***" means the following assets, properties and rights of or owned by the Company: (i) any cash, cash equivalents and marketable securities and all rights to any bank accounts of the Company; (ii) Company's corporate name and legal existence, (iii) Company's corporate books and records that do not relate to or affect the Business, (iv) other assets not used primarily for the Business, (v) all rights of the Company under those Contracts identified on Schedule 3.19 as not being Assumed Contracts, (vi) any permit, qualification, registration, certification, authorization or similar right that by its terms is not transferable to the Purchaser, (vii) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Company, whether arising by way of counterclaim or otherwise, (viii)

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tax refunds relating to periods prior the Reference Time; (ix) deposits (other than those deposits related to the Assumed Contracts), (x) all pre-paid expenses and pre-paid insurance premiums, (xi) any and all employees, officers, directors, consultants of Company and any and all employment, consulting or similar relationships, agreements, arrangements, policies, plans, benefits and obligations relating thereto (including any accrued compensation, bonuses, commissions, vacation/paid time off, expense reimbursements, severance, termination, or other employee-related liabilities) and (xii) those specific assets listed on Schedule 1.01.

"***Fraud***" means any knowing and intentional misrepresentation of a material fact, regardless of whether such fraud occurs in the making of the statements, certifications, representations or warranties in this Agreement or the Transaction Documents or any agreement, statement or certificate contemplated hereby, the negotiations of this Agreement or due diligence or otherwise, made with the specific intent to induce the other party to enter into this Agreement, and proven by a final, non-appealable decision; provided does not include constructive and implied fraud and negligent misrepresentation.

"***Governmental Authority***" means any federal, state, local or foreign government (including without limitation the government of the Republic of Cyprus) or any political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

"***Governmental Order***" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"***Indemnification Holdback Amount***" means One Million Three Hundred Thousand United States Dollars ($1,300,000 USD).

"***Indemnification Holdback Shares***" means One Million Four Hundred Thousand (1,400,000) shares of the Class AAA Common Stock of the Purchaser with a par value of $0.0001 per share, which the Parties agree have a fair market value as of the Closing of $0.50 USD per share, for an aggregate amount of Seven Hundred Thousand United States Dollars ($700,000 USD).

"***Indemnification Expiration Date***" means the date that is three hundred and sixty-five (365) days after the Closing Date.

"***Initial Public Offering***" means the first sale of a class of Purchaser's equity securities to the public pursuant to a registration statement on form S-1, S-3, 1-A or similar registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, resulting in the listing of Purchaser's common stock on a recognized exchange, such as the New York Stock Exchange or Nasdaq Stock Market.

"***Intellectual Property***" means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all:

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(a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing;

(b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs;

(c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights;

(d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein;

(e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models);

(f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation (collectively, "***Software***"); and

(g) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing.

"***Intellectual Property Agreements***" means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any Intellectual Property that is used in or necessary for the conduct of the Business as currently conducted to which Company is a party, beneficiary or otherwise bound.

"***Intellectual Property Assets***" means all Intellectual Property that is owned by Company and used in or necessary for the conduct of the Business as currently conducted.

"***Intellectual Property Registrations***" means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

"***Knowledge of Company***" and other similar knowledge qualifications means the knowledge of the Seller Representative and the knowledge that the Seller Representative would

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reasonably be expected to obtain in the course of diligently performing his duties for Company and after due inquiry, including due inquiry of employees and other service providers of Company.

"***Law***" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

"***Liabilities***" means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

"***Losses***" means direct losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, Taxes, fines, costs or expenses of whatever kind, including reasonable attorneys' and other professionals' fees and the cost of investigating and enforcing any right and/or indemnification hereunder and the cost of pursuing any insurance providers.

"***Material Adverse Effect***" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Business, (b) the value of the Purchased Assets, or (c) the ability of Company to consummate the transactions contemplated hereby on a timely basis.

"***Permits***" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities with respect to the Business.

"***Person***" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

"***Personal Information***" means all information that, alone or in combination with other information, allows the direct or indirect identification of an individual or can be used to contact an individual, including names, addresses, Social Security numbers, financial account numbers, biometric information (e.g., fingerprints, hand scans or retina scans), Internet Protocol (IP) addresses or other unique device identifiers that may be used to directly or indirectly identify a natural person, data used to serve an individual with online behavioral advertising, or any other information as defined in, or is regulated by one or more Privacy Laws (as defined herein).

"***Privacy Contracts***" means all Contracts that relate to or arise out of the Business and that include requirements related to data privacy, Personal Information, and/or data security obligations in Contracts.

"***Privacy Laws***" means all Laws or Governmental Orders relating to data privacy, data security, data loss, data breach, and/or the Processing of Personal Information.

"***Privacy Policies***" means all policies relating to data privacy and/or security, the Processing of Personal Information, including all website and mobile application privacy policies and all written information security policies and procedures.

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"***Privacy Requirements***" means all applicable (a) Privacy Laws; (b) requirements under Privacy Contracts; and (c) Privacy Policies.

"***Processing***" or "***Process(ed)***" (and variations of such word) means any operation or set of operations performed upon Personal Information or sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

"***Purchased Assets***" means all of the assets, properties and rights, in each case existing at the Closing, owned by Company related to the Business; (i) the Company's App (including all versions of the App), and all backend and source code and object code, build files, libraries, scripts, APIs, and related repositories used primarily for the Company's App, together with all documentation and materials primarily relating to the Company's App, and the list of Apple Search Ads keywords used for the Business for the six (6) months prior to Closing, (ii) all Intellectual Property Assets (including domain name "https://qrcode.app/"), (iii) the accounts and administrative access rights (including associated configurations and workspace settings) for the third-party services used for the Business and listed in the documentation made available to Purchaser, including without limitation Keepa and any other services listed therein, to the extent transferable (or, if not transferable, Company shall provide Purchaser with administrator access and/or reasonable transition assistance to migrate to Purchaser's accounts, including export of data and settings to the extent permitted by applicable terms), and (iv) all other assets that are related to or used in connection with the Business and that are owned by Company. Notwithstanding anything to the contrary set forth in this Agreement, the Assets will not include Excluded Assets.

"***Purchaser***" has the meaning set forth in the preamble.

"***Purchaser Indemnitees***" means each of Purchaser and their respective Representatives.

"***Purchaser Stockholder Agreements***" means, collectively, (a) that certain Right of First Refusal and Co-Sale Agreement, dated February 25, 2021, among Purchaser and certain of its securityholders (the "Purchaser ROFR Agreement"), and (b) that certain Voting Agreement, dated February 25, 2021, among Purchaser and certain of its securityholders, in each case, as amended.

"***Reference Time***" means 11:59 p.m. Eastern Standard Time (GMT-5) on the Closing Date.

"***Releasees***" has the meaning set forth in Section 7.03(a).

"***Representative***" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

"***Restricted Business***" means any business that competes with, or is substantially similar to, the Purchaser's Business, including, without limitation, any business that now or in the future develops and offers to the public mobile applications, which provide QR code–related products or services, including QR code generator and/or QR code scanner mobile applications to smart phone users. Passive investments of up to 5% of the outstanding shares of any publicly traded company shall not be deemed a Restricted Business.

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"***Security Incident***" means any actual or suspected unauthorized access to or use, disclosure, modification, or destruction of information (including Customer Data and Personal Information), or unauthorized access to or use of, or interference with, system operations of information technology or operational technology assets, including the Company Systems.

"***Subscription Agreement***" means a subscription agreement in form and substance substantially in the form of **Exhibit E**, pursuant to which Company will subscribe shares of the capital stock of the Purchaser in accordance to Consideration Shares.

"***Taxes***" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, unclaimed property or escheat, or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"***Tax Return***" means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"***Territory***" means each of the countries in which Company conducts business or is actively preparing to conduct business with respect to the Business as of the Closing, consisting of any territories where the Apple App Stores are available.

"***Transaction Documents***" means this Agreement, the Assumption Agreement, the Bill of Sale, the Intellectual Property Assignment, the Subscription Agreement and the other agreements, appendixes, certificates, statements, instruments and documents delivered or required to be delivered at the Closing.

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EXHIBIT C

FORM OF BILL OF SALE

See attached.

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BILL OF SALE

This Bill of Sale (the "**Bill of Sale**") is made as of _____, 2026 (the "**Effective Date**"), by and between Luni SAS, a company incorporated under the laws of France (the "**Company**" or the "**Seller**"), and Mode Mobile, Inc., a Delaware corporation (the "**Buyer**"). Company and Buyer are parties to a certain Asset Purchase Agreement dated as of the date hereof (the "**Asset Purchase Agreement**"). Capitalized terms used without definitions herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

1. **Sale of Purchased Assets.** Pursuant to the Asset Purchase Agreement, Buyer has on the date hereof purchased the Purchased Assets from Company. In accordance with and subject to the terms and conditions set forth in the Asset Purchase Agreement, for good and valuable consideration, the receipt of which is hereby acknowledged, Company does hereby sell, assign, bargain, transfer, convey and deliver unto Buyer, and Buyer does hereby purchase and accept, all of Company's right, title and interest in and to the Purchased Assets.

2. **Cooperation.** Company agrees to cooperate with Buyer to execute and deliver such other instruments, notices, releases, certificates, powers of attorney, assurances, and other documents and do all such further acts, assignments, transfers and other things, as may reasonably be requested by Buyer to more completely transfer the Purchased Assets.

3. **Effect of Agreement.** Nothing in this Bill of Sale shall, or shall be deemed to, modify or otherwise affect any provisions of the Asset Purchase Agreement or affect the rights of the parties under the Asset Purchase Agreement. In the event of any conflict between the provisions hereof and the provisions of the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall govern and control. The Purchased Assets are being delivered for good and valuable consideration, pursuant to the terms and conditions contained in the Asset Purchase Agreement.

4. **Counterparts; Electronic Signatures.** This Bill of Sale may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

5. **Governing Law.** This Bill of Sale and any claim, controversy or dispute arising under or related in any way to this Bill of Sale, the relationship of the Parties, the transactions contemplated by this Bill of Sale and the interpretation and enforcement of the rights and duties of the Parties, shall be governed by and construed in accordance with the Laws of the State of Delaware.

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IN WITNESS WHEREOF, Company and Buyer have caused this Bill of Sale to be executed on the Effective Date.

BUYER:	**SELLER:**
MODE MOBILE, INC.	**LUNI SAS**
By: ____________________________	By: ____________________________
Name:___________________________	Name:___________________________
Title:___________________________	Title:___________________________

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EXHIBIT D

FORM OF INTELLECTUAL PROPERTY ASSIGNMENT

See attached

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INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (the "**Assignment**") is hereby entered into on _____, 2026 (the "**Effective Date**"), by and between Luni SAS, a company incorporated under the laws of France ("**Assignor**"), and Mode Mobile, Inc., a Delaware corporation ("**Assignee**"). Assignor and Assignee are parties to a certain Asset Purchase Agreement dated as of the date hereof (the "**Asset Purchase Agreement**"). Capitalized terms used without definitions herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

1. Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of all of Assignor's right, title and interest in, to and under, all of the following intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, as owned by Assignee and, in each case, as used in or necessary for the conduct of the Business as currently conducted provided that such rights are limited to the Intellectual Property Rights explicitly assigned under the Asset Purchase Agreement (hereafter collectively referred to as "**Intellectual Property Assets**"):

(i) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing, as better set forth on Schedule A attached to this Assignment and incorporated herein;

(ii) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs, as better set forth on Schedule B attached to this Assignment and incorporated herein;

(iii) works of authorship (including without limitation rights in audiovisual works), expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights;

(iv) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein;

(v) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models);

(vi) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation;

(vii) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

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(viii) all rights to any Actions of any nature available to or being pursued by Company to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.

2. Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, convey, transfer and assign to Assignee, and Assignee hereby accepts the sale, conveyance, transfer and assignment of, all right, title and interest of Assignor in, to and under the Intellectual Property Assets, including, without limitation, all worldwide right, title and interest of Assignor in, to and under the Intellectual Property Assets, together with the right of Assignor to claim priority in all countries in accordance with international law, any and all rights of Assignor corresponding to said Intellectual Property Assets in countries throughout the world, and all of Assignor's rights to sue for past, present or future infringement of said Intellectual Property Assets worldwide together with all claims for damages by reason of past, present or future infringement of said Intellectual Property Assets, and the right to sue for and collect the same for Assignee's own use and enjoyment, all to be held and enjoyed by said Assignee, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by Assignor had this Assignment not been made. Assignor hereby authorizes and requests the United States Patent and Trademark Office, the U.S. Copyright Office and any other equivalent or similar governmental authority in any other jurisdiction (whether U.S. or foreign) to record and register this Assignment upon request by Assignee. Assignor shall take all such steps and actions following the date hereof, including the execution of any documents, files, registrations or other similar items, to ensure that the Intellectual Property Assets are properly assigned to Assignee, or any assignee or successor thereto.

3. Assignor represents and warrants that Assignor has made no other agreements establishing any other encumbrances, liens, security interests, or third-party interests on or to the Intellectual Property Assets, and that Assignor has full and complete authority to make this Assignment.

4. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original hereof, and all of which shall constitute a single agreement effective as of the date hereof.

5. This Assignment shall be binding upon and shall insure to the benefit of the parties and their respective successors and assigns.

6. This Assignment shall be governed by and construed in accordance with federal law, to the extent applicable, and, where state law is implicated, the internal laws of the State of Delaware, without giving effect to any principles of conflicts of law.

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

IN WITNESS WHEREOF, Assignor and Assignee executed and delivered this Intellectual Property Assignment Agreement by their duly authorized representatives as of the Effective Date.

ASSIGNEE:

MODE MOBILE, INC.

By: ______________________________
Name:______________________________
Title:______________________________

ASSIGNOR:

LUNI SAS

By: ______________________________
Name:______________________________
Title:______________________________

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

EXHIBIT E

FORM OF SUBSCRIPTION AGREEMENT

See attached

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP IN THE NEAR FUTURE.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ACCORDINGLY, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR'S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR'S PROPOSED INVESTMENT.

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TO: Mode Mobile, Inc.
One East Erie Street, Suite 525
Chicago, IL 60611

Ladies and Gentlemen:

1. Subscription.

(a) The undersigned ("Subscriber") hereby irrevocably subscribes for and agrees to purchase Class AAA Common Stock (the "Securities"), of Mode Mobile, Inc., a Delaware Corporation (the "Company"), at a purchase price of $0.50, per share of Class AAA Common Stock, upon the terms and conditions set forth herein. The rights of the Class AAA Common Stock are as set forth in the Company's Amended and Restated Certificate of Incorporation on file with the State of Delaware.

(b) Simultaneously with the execution of this Subscription Agreement, the Subscriber and the Company have entered into that certain Asset Purchase Agreement ("APA") where the Company has agreed to issue the Securities to the Subscriber pursuant to this Subscription Agreement in partial consideration for Subscriber transferring substantially all of Subscriber's assets associated with the Business (as that term is used and defined in the APA).

(c) By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, has access to information about the Company filed with the SEC, and any other information required by the Subscriber to make an investment decision.

(d) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

2. Consideration.

As the sole consideration for the issuance of the Securities by Company, the Subscriber will transfer all of the assets associated with the Business in accordance with the APA.

3. Representations and Warranties of the Company.

The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have "knowledge" of a particular fact or other matter if one of the Company's current officers has, or at any time had, actual knowledge of such fact or other matter.

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(a) Organization and Standing. The Company is a Corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) Authority for Agreement. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company's powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d) No filings. Assuming the accuracy of the Subscriber's representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation D or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) Capitalization. The outstanding units and securities of the Company immediately prior to the issuance of the Securities is as set forth in the "Ownership and Capital Structure; Rights of the Securities" section of the Form 1-A Offering Statement of the Company filed with the SEC.

(f) Financial statements. The Company's most recent financial statements have been made available to the Subscriber. The Company's financial statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared

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and the results of the operations and cash flows of the Company for the periods indicated. In preparation of the Company's financial statements, the Company has utilized an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company's knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company that, in each case, could materially impact the Company.

4. Representations and Warranties of Subscriber. By executing this Subscription Agreement, Subscriber represents and warrants, which representations and warranties are true and complete in all material respects as of the date of the Subscriber's respective Closing Date(s):

(a) Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber's part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder (including internal authorizations) have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations. Subscriber understands that the offering of the Securities has not been registered under the Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon Subscriber's representations contained in this Subscription Agreement. Subscriber understands that the Securities are "restricted securities" as that term is defined by Rule 144 under the Act, and that Subscriber may only resell such Securities in a transaction registered under the Act or subject to an available exemption therefrom, and in accordance with any applicable state securities laws. In the event of any such resale, the Company may require an opinion of counsel satisfactory to Company. Subscriber acknowledges that any physical certificate representing the Securities may bear a legend to this effect.

(c) Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

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(d) Shareholder information. Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. **Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.**

(e) Restrictions on transfer. Subscriber acknowledges and agrees that transfers of the Securities are subject to the terms, conditions and restrictions set forth in the Purchaser Stockholder Agreements, and that the Company may restrict transfers of the Securities to the extent that any such transfer would result in the Company being required to register any class of its securities under the Securities Exchange Act of 1934, or to prevent any violation of securities law. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to such restrictions.

(f) Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks have been explicitly conveyed to Subscriber. Subscriber has had an opportunity to discuss the Company's business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to Subscriber, or to Subscriber's advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(h) Information Rights. Upon Subscriber's written request, the Company shall provide Subscriber with (i) annual audited financial statements, when such statements are formally issued by Company's outside auditing firm, and (ii) quarterly unaudited financial statements, when such statements are finalized by the Company, for so long as Subscriber holds outstanding Common Stock.

(i) Valuation. The Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber's investment will bear a lower valuation.

(j) No Brokerage Fees. There are no claims for brokerage commission, finders' fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. The undersigned will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

(k) Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the

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Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

5. Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of this Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys' fees, including attorneys' fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6. Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware. All actions arising out of or based upon this Subscription Agreement shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the "ICC Rules") in force at the time of the arbitration, by one or more arbitrators appointed in accordance with such ICC Rules, the seat of arbitration being Delaware. The language of the arbitration shall be English. Each Party irrevocably submits to the exclusive jurisdiction and venue of such courts in any such suit, action or proceeding, except to enforce an order or judgment of any such court in any other applicable court.

THE SUBSCRIBER AND THE COMPANY IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH ARBITRATION. THE SUBSCRIBER AND THE COMPANY ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID ARBITRATION AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. THE SUBSCRIBER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED ARBITRATION IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 8 AND THE SIGNATURE PAGE OF THIS SUBSCRIPTION AGREEMENT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY, EXCEPT (I) TO SEEK INTERIM OR CONSERVATORY MEASURES IN AID OF ARBITRATION, OR (II) TO ENFORCE OR RECOGNIZE AN ARBITRAL AWARD. EACH OF

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7. Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties on file with each of the Parties or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

8. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Subscriber.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

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(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

LUNI SAS, a company incorporated

under the laws of France

By: ______________________________

Adrien Miniatti

Chief Executive Officer

Number of Shares of Class AAA Common Stock Subscribed For:

8,000,000 SHARES

Value of Consideration:

$4,000,000.00 (USD)

The Company accepts the subscription on the terms and conditions contained in this Agreement as of March __, 2026

Mode Mobile, Inc.

Per: _________________

Justin M. Hines

General Counsel & Secretary

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

EXHIBIT 5.01(E)

USER ACQUISITION COST TRESHOLDS

- Month 1: Seller shall maintain its Current ASA scale of €5,000-5,500 daily (i.e., €150,000-165,000 per month).
- Month 2: Seller shall maintain 50% of its Current ASA scale of €5,000-5,500 daily (i.e., €75,000-82,500 per month).

For the purposes of this Exhibit, "**Current ASA**" means, with respect to Apple Search Ads activities relating to the App, campaign parameters and settings in effect during the thirty (30) calendar days prior to the Closing Date, including without limitation the keywords utilized, bid amounts, geographic settings, and any other material configurations applicable to such Apple Search Ads campaigns.

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

Schedule 1.01

Excluded Assets

- Any cash, cash equivalents and marketable securities and all rights to any bank accounts of the Company;
- Company's corporate name and legal existence;
- Company's corporate books and records that do not relate to or affect the Business;
- Any asset not used primarily for the Business;
- All rights of the Company under Contracts identified on Schedule 3.19;
- Any permit, qualification, registration, certification, authorization or similar right that by its terms is not transferable to the Purchaser;
- All rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Company, whether arising by way of counterclaim or otherwise,
- Tax refunds relating to periods prior the Reference Time;
- Deposits (other than those deposits related to the Assumed Contracts);
- All pre-paid expenses and pre-paid insurance premiums;
- Any and all employees, officers, directors, consultants of Company and any and all employment, consulting or similar relationships, agreements, arrangements, policies, plans, benefits and obligations relating thereto (including any accrued compensation, bonuses, commissions, vacation/paid time off, expense reimbursements, severance, termination, or other employee-related liabilities).

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Schedule 1.05

ALLOCATION SCHEDULE

The Tax Purchase Price (as determined for U.S. federal income tax purposes taking into account the Purchase Price, the liabilities assumed or treated as assumed by Purchaser, and all other capitalized costs, as thereafter adjusted from time to time) shall be allocated among the purchased assets for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended, and any other applicable U.S. federal, state or local tax laws as follows.

Asset Classes	Total Purchase Price allocated by Asset Class
Class I (cash and general deposit accounts (including savings and checking accounts) other than certificates of deposit held in banks, savings and loan associations, and other depository institutions)	[Dollar value as set forth on the most recent balance sheet provided to Purchaser by Seller ("***Balance Sheet***")] *
Class II (actively traded personal property within the meaning of Code § 1092(d)(1) and Treas. Reg. § 1.1092(d)-1 (determined without regard to Code § 1092(d)(3)) and certificates of deposit and foreign currency even if not actively traded property, but excluding stock of target affiliates, whether or not actively traded, other than actively traded stock described in Code § 1504(a)(4); examples of Class II assets include U.S. government securities and publicly traded stock)	[Dollar value as set forth on the Balance Sheet] *
Class III (assets that the taxpayer marks to market at least annually for federal income tax purposes and debt instruments (including accounts receivable), but not including (i) debt instruments issued by persons related at the beginning of the day following the acquisition date to the target under Code §§ 267(b) or 707, (ii) contingent debt instruments subject to Treas. Reg. §§ 1.1275-4 and 1.483-4, or Code § 988, unless the instrument is subject to the non-contingent bond method of Treas. Reg. § 1.1275-4(b) or is described in Treas. Reg. § 1.988-2(b)(2)(i)(B)(2), and (iii) debt instruments convertible into the stock of the issuer or other property)	[Dollar value as set forth on the Balance Sheet] *
Class IV (stock in trade of the taxpayer or other property of a kind that would properly be included in the inventory of taxpayer if on hand at the close of the taxable year, or property held by the taxpayer primarily for sale to customers in the ordinary course of its trade or business)	[Dollar value as set forth on the Balance Sheet] *
Class V Fixed Assets (fixed assets, machinery, etc.)	[Dollar value as set forth on the Balance Sheet (after excluded assets)] *

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

Class V Building & Land (including leasehold improvements)	[Dollar value as set forth on the Balance Sheet (after excluded assets)] *
Class V (all assets other than Class I, II, III, IV, fixed assets, buildings and land, VI, and VII assets – for example prepaids, deposits, percent complete contracts)	[Dollar value as used on the Balance Sheet] *
Class VI (customer lists, trademarks, tradenames, work force in place, etc.)	[Dollar value as used on the Balance Sheet] *
Class VII (goodwill, going concern)	[Remainder]
Total Value	Tax Purchase Price

*The amounts set forth on the **Balance Sheet** shall be determined based on GAAP "Business Combinations" under ASC 805.

In addition, in determining the amount of liabilities assumed, the amount or value of the deferred revenue liabilities, if any, (including any book liabilities for customer deposits, over billings for percent complete contracts and backlog, deferred revenue and/or advanced payments) is agreed to be equal to the dollar value set forth on the Balance Sheet.

With respect to the allocation of receipts (including closing purchase price, liabilities, earn-outs, and deferred payments) intended to meet the requirements of Revenue Ruling 68-13, the purchase price received and assumption of liabilities will be allocated on a FIFO basis to the Classes listed above. That is, the assumed liabilities and cash received at closing will be first allocated to Class I to the extent of total purchase price for that class, next to Class II to the extent of purchase price for that class, and so on to the extent of such purchase price received. Subsequent receipts (working capital adjustments, escrows, earnouts, etc.) will be allocated starting at the first Class that has not been allocated full purchase price and will continue to allocate purchase price to subsequent Classes. Any subsequent purchase price reductions will reverse this allocation unless specifically related to an earlier Class (for example, adjustment specifically related to value of accounts receivable or a fixed asset).

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Schedule 3.05

Disclose Schedule

None.

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

Schedule 3.11(a)

Company Employee Benefit Plans

None.

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

Schedule 3.11(c)

Delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation

None.

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Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

Schedule 3.11(e)

Workers' compensation or retaliation claim, complaint, charge or investigation

None.

Initial PR Initial AM

Schedule 3.18

Absence of Certain changes

None.

Docusign Envelope ID: CF53B790-5A25-4ADB-9585-33FD52F7AE30

Schedule 3.19

Contracts related to the Business

- Agreement with Keepa GmbH, effective as of December 26, 2025, relating to the Keepa.com Price Data API service for accessing product price history data.

Initial PR

Initial AM